UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2022

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02. Results of Operations and Financial Condition.

On January 10, 2022, Amarin Corporation plc (the "Company") issued a press release announcing its preliminary 2021 revenue results and 2022 outlook, as well as certain business updates, including the appointment of Per Wold-Olsen to the Company’s Board of Directors (the “Board”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information in this report furnished pursuant to Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Per Wold-Olsen

On January 9, 2022, the Board, in accordance with the Company’s articles of association and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Per Wold-Olsen as a Director of the Company, effective as of January 10, 2022.

In connection with his appointment and in accordance with Company’s non-employee director compensation policy, Mr. Wold-Olsen will receive equity awards with a grant date fair value of $540,000, split equally in value between an option award and restricted stock units. The option award will vest in full upon the one-year anniversary of January 10, 2022. The restricted stock units are subject to deferred settlement upon Mr. Wold-Olsen’s separation of service with the Company (the “DSUs”) and vest in equal installments over three years on each anniversary of January 10, 2022. The exercise price of the option award will equal the closing market price of the American Depository Shares representing the Company’s Ordinary Shares on January 10, 2022. In addition, for so long as Mr. Wold-Olsen remains on the Board, he will receive annual equity awards in accordance with the Company’s non-employee director compensation policy, which currently provides for such awards to have a grant date fair value of $360,000, split equally in value between an option award and DSUs, with such option award vesting in full upon the earlier of the one-year anniversary of the date of grant or the annual general meeting of shareholders in such anniversary year, and such DSUs vesting in equal annual installments over three years, in each case upon the earlier of the anniversary of the date of grant or the annual general meeting of shareholders in such anniversary year. In addition, in accordance with Company’s non-employee director compensation policy, for 2022 Mr. Word-Olsen will receive an annual fee of $62,500 relating to his service on the Board. The Company will also enter into a deed of indemnity with Mr. Word-Olsen in substantially the same form entered into with the other directors of the Company.

There are no other arrangements or understandings between Mr. Wold-Olsen and any other person pursuant to which Mr. Wold-Olsen was selected as a director. Mr. Wold-Olsen is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has not determined which, if any, committee or committees of the Board Mr. Wold-Olsen will join.

Item 7.01. Regulation FD Disclosure.

The Company will present further details on the matters noted above at the 40th Annual J.P. Morgan Healthcare Conference on January 11, 2022 at 8:15 a.m. Eastern Time, which presentation will be accessible by a live webcast through the Company’s website at https://investor.amarincorp.com/events-and-presentations/events. A copy of the Company’s investor deck, which will be referenced during the Company’s webcast presentation, is furnished herewith as Exhibit 99.2.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 10, 2022 (furnished herewith)
99.2	Investor Deck, dated January 10, 2022 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2022	Amarin Corporation plc

	By:	/s/ Karim Mikhail
Karim Mikhail
President and Chief Executive Officer

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